EXHIBIT 10.1

This STOCK PURCHASE AGREEMENT (“Agreement”) has been entered into and executed as of the close of business on June 5, 2017, by and between Global Equity International, Inc., a corporation organized and existing under the laws of the State of Nevada in the United States of America (“Shareholder”) and Mr. Panithan Namsak, a citizen of the Kingdom of Thailand (National Id. Number: * **** ***** ** *) (“Purchaser”).

RECITALS:

A)	The Shareholder owns 100% of the common shares of Global Equity Partners Plc., a corporation organized and existing under the laws of the Republic of Seychelles (“GEP”);

B)	The Shareholder desires to sell 100% of its common shares in GEP to the Purchaser, who desires to purchase such common shares from Shareholder.

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein, the parties covenant, agree, represent and warrant as follows:

1. Sale and Purchase of Stock. Subject to the terms, provisions and conditions of this Agreement, and at the Closing of the transactions contemplated herein which is provided for in Section 3 hereof, Shareholder shall deliver, or cause to be delivered, to Purchaser stock certificate(s) representing 100% of the issued and outstanding common shares in GEP (“GEP Stock”), duly endorsed by the Shareholder’s President, Peter J. Smith.

2. Purchase Consideration. The total purchase consideration to be paid by Purchaser to the Shareholder for the GEP Stock shall be the Purchaser’s assumption of all liabilities and indebtedness of GEP, as described on Exhibit “A” attached hereto and incorporated herein by reference.

3. Closing. Subject to the terms and conditions hereof and in exchange for the consideration set forth herein, the parties agree to consummate the transactions contemplated by this Agreement at a Closing (the “Closing”) which shall occur in the presence of a Thai Authorized Official such as a Notary Public or other professional person, who will duly and officially ratify the closing, on or before June 15, 2017, at 11:00 o’clock a.m. local time, unless sooner agreed to by the parties. The parties hereto may, by written agreement, designate a different time or place for the Closing.

At the Closing, Shareholder shall deliver to Purchaser the following:

(a)	Certificates representing the GEP Stock, in proper form for transfer, duly endorsed in the manner described in Section 1, above, so as to make Purchaser the sole owner thereof, free and clear of all past and future claims and encumbrances.

(b)	Satisfactory evidence of the performance of all conditions to Purchaser’s obligations to close.

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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Purchaser shall deliver to Shareholder the following:

(1)	Debt Assumption Agreement, duly executed by the Purchaser [a copy of the Debt Assumption Agreement is attached hereto as Exhibit “B” and incorporated herein by reference]; and

(2)	any other documents required hereby.

At the Closing, Patrick V. Dolan shall (i) appoint the representative of the Purchaser as a Director on GEP’s Board of Directors and (ii) resign from the GEP Board of Directors and from all offices held by Mr. Dolan with GEP. The appointment of representative of Purchaser as a Director as a replacement and for the resignation of Mr. Dolan as a Director and all offices held in GEP must be carried out in compliance with the Articles of Association of GEP, and as necessary - passing appropriate Board resolution/s as required in the Articles.

4. Representations and Warranties of the Shareholder. In order to induce Purchaser to consummate the transactions contemplated by this Agreement, and for the consideration expressed herein, the sufficiency of which is hereby acknowledged, the Shareholder hereby represents and warrants to Purchaser as follows (the truth and accuracy of each of which representations and warranties shall constitute a condition precedent to Purchaser’s obligation to close hereunder):

(a) Organization and Standing of GEP. GEP is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Seychelles and has all requisite corporate power and authority to own all of its properties and to carry on the business presently being conducted by it.

(b) No Subsidiaries. GEP does not own or control, directly or indirectly, any corporation, association or business organization of any nature.

(c) Capitalization. GEP has an authorized capitalization of 100,000 common shares, of which 100,000 shares are issued and outstanding and owned and held in the name of the Shareholder. GEP has no securities outstanding now, nor will it have at the date of Closing, which are convertible into shares of any class of capital stock or any other security of GEP, nor any outstanding rights, options, warrants, subscriptions or other instruments or understandings entitling the holders thereof to purchase or receive any securities of GEP of any kind.

(d) Stock Ownership and Transfer. The Shareholder has good and marketable title to, and the unrestricted right and full power to sell and deliver to Purchaser, the GEP Stock pursuant to the provisions of this Agreement. Such GEP Stock has been duly and validly issued and is free and clear of all liens, encumbrances, claims, equities and liabilities of every nature and represents one hundred percent (100%) of the issued and outstanding common shares of GEP so that, at Closing, such common shares will represent one hundred percent (100%) of the issued and outstanding common shares of GEP The delivery of such common shares to Purchaser will vest in Purchaser all right, title and interest in and to such common shares, free and clear of all liens, encumbrances, claims, equities and liabilities of every nature.

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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(e) Financial Statements. The Shareholder has delivered to Purchaser an unaudited balance sheet of GEP as of May 31, 2017 (the “Balance Sheet”), a copy of which is attached hereto as Exhibit “A” and incorporated herein by this reference. The Balance Sheet contains and reflects all assets and all liabilities or obligations of any nature, whether absolute, contingent or otherwise, and for all reasonably anticipated losses and costs and contain and reflect all necessary adjustments so as to present full, a true and complete listing of the assets and liabilities of GEP. Also included on Exhibit “A” is a true listing of all of the assets of GEP.

(f) Liabilities. Shareholder does not know of any basis for the assertion against GEP of any material liabilities or obligations, either accrued, absolute, contingent or otherwise which would materially and adversely affect the value and conduct of the business of GEP, other than those reflected or reserved against in the Balance Sheet.

(g) Governmental Authorities. Neither the Shareholder nor GEP is required to submit any material notice, report or other filing with any federal, state, municipal or other government authority or regulatory authority in connection with the Shareholder’s sale of the GEP Stock hereunder or change in control of GEP.

5. Representations and Warranties by Purchaser. Purchaser hereby represents and warrants to the Shareholder as follows:

(a) Acquisition for Own Account. The GEP Stock is being acquired by Purchaser, pursuant to this Agreement, for investment and not with a view to distribution and Purchaser will not make any sale or distribution of any portion thereof except in compliance with all applicable securities laws.

(b) Standing of Purchaser. Purchaser is a citizen of Thailand and has the right to own all of his properties and the ability to pay all of his liabilities including the past, present and future Global Equity Partners Plc. liabilities as stated in Exhibit “A” that will be personally assumed upon the execution of this agreement.

(c) No Violation. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby conflicts with, or will conflict with, or result in any breach or violation of the laws of the Kingdom of Thailand.

6. Conditions of the Obligations of Purchaser. The obligations of Purchaser hereunder are subject to the condition that prior to or contemporaneously with the Closing:

(a)	Representations and Warranties. GEP shall have delivered to the Purchaser an Officer’s Certificate, dated the date of Closing and executed by a duly authorized officer of GEP, satisfactory to Purchaser, certifying that the representations and warranties made by or on behalf of GEP in this Agreement are true, accurate and correct as of the date thereof.

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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(b)	Shareholder’s Performance. Shareholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing and furnished Purchaser satisfactory evidence of such compliance.

7. Conditions of the Obligations of Shareholder. The obligations of Shareholder hereunder are subject to the conditions that, prior to or contemporaneously with the Closing, Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

8. Covenants and Agreements of the Purchaser. In addition to the covenants and agreements set forth elsewhere herein, Purchaser covenants and agrees that after the Closing it shall indemnify Patrick V. Dolan, the Shareholder and all of Shareholder’s officers and directors and hold each of them harmless against and in respect of any and all damages, losses, expenses, costs, obligations and liabilities including reasonable attorney’s fees incurred in connection with any asserted claim or loss which the Shareholder and all of the Shareholder’s officers and directors may incur or may suffer by reason of (1) any breach of, or failure of Purchaser to perform, any of its representations, warranties, guarantees, commitments or covenants contained in this Agreement and in the Debt Assumption Agreement attached hereto as Exhibit “B”, and (2) any act or omission of the Purchaser which constitutes a breach or default hereunder.

9. Survival of Representations. All material statements contained in any Exhibit, Schedule, document, certificate or other instrument delivered by or on behalf of any party hereto, or in connection with the transactions contemplated hereby, shall be deemed to be representations and warranties made pursuant to this Agreement by such party along with the representations and warranties made pursuant to this Agreement, and shall survive the consummation of the transactions contemplated by this Agreement and the investigations made by or on behalf of any of the parties.

10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered via private courier such as DHL or FedEx or otherwise personally delivered and addressed as follows:

If to Purchaser, to:

Mr. Panithan Namsak
51/4 Lee Masion, Soi Ekkamai Sukhumvit 63,
North Longton Wattana, 10110 Bangkok,
Thailand.

If the Shareholder, to:

Global Equity International, Inc.
X3 Jumeirah Bay, Office 3305, JLT, Dubai, UAE
Attention: Peter James Smith – President / CEO

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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With a copy to:

David E. Wise, Esq.
Attorney at Law
1503 West Lemon Street
Tampa, Florida 33606

Each of the foregoing shall be entitled to specify a different address by giving written notice thereof to all the parties hereto.

11. Costs and Expenses. All costs and expenses incurred in conducting the purchase and sale described in this Agreement in the manner prescribed by this Agreement shall be borne by Purchaser and Shareholder in the following manner: Each party, Purchaser and Shareholder, shall pay the fee of the attorney who represented it in negotiating this Agreement.

12. Entire Agreement; Modifications; Waiver. This Agreement and the Exhibits and Schedules attached hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written. No supplement, modification, waiver or termination of this Agreement, or any provision hereof, shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

13. Headings. Paragraph and Subparagraph headings are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the content hereof.

14. Attachments. Exhibits, Schedules and other documents referred to in this Agreement are an integral part hereof.

15. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, and the heirs and legal representatives of Purchaser.

16. Effect of Termination. Termination of this Agreement pursuant to any of its provisions shall be without prejudice to any other rights or remedies of the respective parties at law or in equity.

17. Severability. All clauses of this Agreement are distinct and severable and if any clause shall be held to be invalid or illegal, that determination shall not affect the validity or legality of the remainder of this Agreement.

18. Governing Law. This Agreement shall be governed by the laws of England and Wales and shall be enforceable in the United Kingdom.

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. No Assignment. Neither this Agreement nor any interest therein shall be assigned by Purchaser or Shareholder without the prior written consent of the other party hereto.

21. Confidentiality. Other than as required by law, each party shall maintain the confidentiality of, and not divulge or disclose to any other person, the existence of or any terms and conditions of this Agreement or any of the financial or other information provided to it by the other party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into on the date and year first set forth above.

PURCHASER:	SHAREHOLDER:

/s/ Panithan Namsak	/s/ Peter James Smith

Mr. Panithan Namsak	Peter James Smith
As an Individual	Global Equity International, Inc.
June 5, 2017	Chief Executive Officer and President
June 5, 2017

Witnessed by: __William Brunsdon______________

Signature:___/s/ William Brunsdon_____

Profession: ____Businessman___________________

Place and Date: __Bangkok - June 5, 2017_________

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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Exhibit “A”

Global Equity Partners Plc.
Balance Sheet – US Dollars (Unaudited)
Assets
Investments, cost (1)
Investments - Shares	$603.000
Total Assets	$603.000

Liabilities and Stockholders’ Equity
Current Liabilities (2)
Colin Copeland	$6.000
Hobbs, Patrick	74.978
Kevin Wynn	6.000
Mark Thornton	27.802
$114.780
Other Liabilities
Deferred revenue - Medinas Holdings BV (3)	$100.000
Accrued liabilities - Provision for potential damages - Able Foundation (4)	184.656
Accrued interest - Able Foundation (4)	106.196
Note payable - Able Foundation (4)	120.420
$511.272

Total Liabilities	$626.052

Stockholders’ Equity
Common stock	$100.000
Additional paid in capital	2.616.864
Retained earnings	(2.739.915)
Total stockholders’ equity (deficit)	$(23.052)

Total Liabilities and Stockholders’ Equity	$603.000

Purchaser Signature: /s/ Panithan Namsak

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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Exhibit “A” (Continued)

Notes to Balance Sheet:

Note 1. - Investments:

These investments owned by GEP are made up of the following assets:

a)	2,000,000 common shares of M1 Lux AG – Private Company.
b)	1,500,000 common shares of Monkey Rock Group – Currently trading on the OTC Markets.
c)	3,200,000 common shares of Voz Mobile Limited – Private Company.
d)	3,000,000 common shares of Arrow Cars International Inc. – Private Company.
e)	400,000 common shares of Direct Security Integration Inc. – Private Company.
f)	600,000 common shares of Primesite Developments Inc. – Private Company.

Note 2. - Current liabilities:

The company’s current liabilities amount to $114,780. Both Colin Copeland and Patrick Hobbs are former employees of the company and Mark Thornton and Kevin Wynn are both former consultants.

Note 3. – Other Liabilities - Deferred Revenue:

The deferred revenue amounting to $100,000 is a liability attached to a consultancy agreement signed with a former client Medinas Holding BV on February 4, 2014.

Note 4. – Other Liabilities – Able Foundation Claim:

On October 9, 2013, the Company, Global Equity Partners Plc., secured a two-month loan for GBP 75,000 (equivalent to $120,420) and issued 10,000 restricted shares of common stock to the lender, The Able Foundation, on December 7, 2013, and also repay 35,000 GBP (equivalent to $56,196) in lieu of interest. As the principal and interest was not paid back to the lender on time, the Company compensated the lender with an additional 20,000 restricted shares of common stock in consideration for a five-month extension on the loan. This stock compensation was issued to the lender also on December 12, 2013. The Company is currently in litigation, in the courts of Dubai, regarding the Able Foundation loan.

The plaintiff, the Able Foundation, is requesting a settlement of $411,272, which is the $226,616 currently owed, and an additional $184,656 accrued in 2015 as a provision for potential damages.

On June 1, 2015, the Company (the defendant) retained the legal services of a Dubai based law firm called Al Safar & Partners. Currently, there is a judgment against the Company (the defendant) for the recovery of $411,272.

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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Exhibit “A” (Continued)

During 2015 and 2016, the Company’s Dubai lawyers, Al Safar & Partners, appealed this judgment various times based on the fact that they believed from a legal stand point that:

1)	the Company (the defendant) has not been heard, which is a violation of the fundamental principle of law “Audi Alteram Partem”.
2)	there is no legal existence of Global Equity Partners Plc. in Dubai, as it is a Republic of Seychelles corporation; hence, the Courts of Dubai have no jurisdiction in the matter.

All prior appeals were rejected by the Dubai Courts, however a new appeal against the formal execution of this judgement was filed in September 2016 and is still pending as of the date of this agreement.

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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Exhibit “B”

DEBT ASSUMPTION AGREEMENT

This Debt Assumption Agreement (“Agreement”) is made this 5th day of June, 2017, by and between Global Equity International, Inc., a corporation organized and existing under the laws of the State of Nevada, United States of America (“Shareholder”) and Mr. Panithan Namsak, a citizen of the Kingdom of Thailand (“Purchaser” and with Shareholder, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Shareholder and the Purchaser have executed a Stock Purchase Agreement, dated as of June 5, 2017, pursuant to which Shareholder is selling its wholly owned subsidiary, Global Equity Partners Plc. (“GEP”), to the Purchaser; and

WHEREAS, a copy of this Agreement is attached as Exhibit “B” to the above described Stock Purchase Agreement (“Stock Purchase Agreement”) and the execution and delivery of this Agreement to the Shareholder at the closing of the Stock Purchase Agreement is a condition precedent to Shareholder’s obligation to sell GEP to the Purchaser, and is part of the consideration payable to the Shareholder for the sale of GEP to the Shareholder;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Assumption of Debt. Subject to the terms and conditions set forth herein and in the Stock Purchase Agreement, the Purchaser hereby assumes and covenants and agrees to pay all of the liabilities of Shareholder as described in Exhibit “A” to the Stock Purchase Agreement. Shareholder hereby agrees to accept this Agreement as part of the consideration for the sale of GEP to the Purchaser.

2.	Benefit and Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall assign or transfer all or any portion of this Agreement without the prior written consent of the other party, and any such attempted assignment shall be null and void and of no force or effect.

3.	Applicable Law. This Agreement shall be governed by the laws of England and Wales and shall be enforceable in the United Kingdom.

4.	Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and which together shall

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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Exhibit “B” (Debt Assumption Agreement Continued)

constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

Purchaser:

/s/ Panithan Namsak

Mr. Panithan Namsak,
An Individual
June 5, 2017

Shareholder:

Global Equity International, Inc.

/s/ Peter James Smith

Peter James Smith
CEO & President
June 5, 2017

Witnessed by: __William Brunsdon______________

Signature:__________/s/ William Brunsdon ________________

Profession: ____Businessman___________________

Place and Date: __Bangkok - June 5, 2017_________

Global Equity International Inc.

Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE.

Tel. + 971 (0) 42 767576

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